Exhibit 99.1

Contacts:	Tracey Noe (Media)	Shep Dunlap (Investors)
	1-847-943-5678	1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Reports Q2 2022 Results

Second Quarter Highlights

•	Net revenues increased +9.5% driven by Organic Net Revenue[1] growth of +13.1% with underlying Volume/Mix of +5.1%
•	Diluted EPS was $0.54, down 28.9%; Adjusted EPS[1] was $0.67, up +9.1% on a constant-currency basis
•	Year-to-date cash provided by operating activities was $2.0 billion, an increase of +$0.2 billion versus prior year; Free Cash Flow[1] was $1.6 billion, +$0.2 billion
•	Return of capital to shareholders was $2.5 billion in the first half of the year
•	Announced agreement to acquire Clif Bar, a leader in high growth, well-being snack bars, creating a $1+ billion global snack bar business
•	Announcing +10% increase to quarterly dividend
•	Raising Organic Net Revenue growth outlook for full year to 8%+

CHICAGO, Ill. – July 26, 2022 – Mondelēz International, Inc. (Nasdaq: MDLZ) today reported its second quarter 2022 results.

“Our second quarter and first half results were marked by strong top and bottom-line performance across all regions and categories, supporting the raising of our full-year revenue growth outlook,” said Dirk Van de Put, Chairman and Chief Executive Officer. “Our chocolate and biscuit businesses continue to demonstrate strong volume growth and pricing resilience across both developed and emerging markets. These results combined with ongoing cost discipline, simplification and revenue growth management are delivering robust profit dollar growth and strong cash flow, enabling us to increase our dividend by 10 percent.

We also continue to execute against our strategy of accelerating our core business while reshaping our portfolio, most recently with our agreement to acquire Clif Bar, a leader in high growth, well-being snack bars, creating a $1 billion-plus snack bar business. Clif Bar has the leading position in the U.S. protein and nutrition segments with clear opportunities to expand domestic and international distribution, velocities and profitability to create significant value for our shareholders in the years to come.”

Net Revenue

$ in millions	Reported Net Revenues		Organic Net Revenue Growth
	Q2 2022	% Chg vs PY	Q2 2022	Vol/Mix	Pricing
Quarter 2
Latin America	$876	30.9%	33.0%	12.4 pp	20.6 pp
Asia, Middle East & Africa	1,535	5.7	13.2	8.7 pp	4.5
Europe	2,626	6.1	10.8	5.9 pp	4.9
North America	2,237	9.3	9.2	(1.0)pp	10.2

Mondelēz International	$7,274	9.5%	13.1%	5.1 pp	8.0 pp

Emerging Markets	$2,806	22.4%	22.5%	10.2 pp	12.3 pp
Developed Markets	$4,468	2.7%	8.1%	2.4 pp	5.7 pp

June Year-to-Date	YTD 2022		YTD 2022

Latin America	$1,702	27.2%	29.4%	10.6 pp	18.8 pp
Asia, Middle East & Africa	3,402	6.4	10.9	7.5 pp	3.4
Europe	5,561	4.5	7.6	4.5 pp	3.1
North America	4,373	8.7	8.5%	(0.4)pp	8.9

Mondelēz International	$15,038	8.3%	10.7%	4.3 pp	6.4 pp

Emerging Markets	$5,770	18.8%	19.4%	9.9 pp	9.5 pp
Developed Markets	$9,268	2.7%	6.0%	1.3 pp	4.7 pp
Operating Income and Diluted EPS
$ in millions, except per share data	Reported		Adjusted
	Q2 2022	vs PY (Rpt Fx)	Q2 2022	vs PY (Rpt Fx)	vs PY (Cst Fx)
Quarter 2
Gross Profit	$2,641	0.4%	$2,756	4.1%	9.7%
Gross Profit Margin	36.3%	(3.3)pp	37.9%	(2.1)pp

Operating Income	$927	6.3%	$1,100	2.3%	8.5%
Operating Income Margin	12.7%	(0.4)pp	15.1%	(1.1)pp

Net Earnings [2]	$747	(30.7)%	$925	(0.5)%	7.3%
Diluted EPS	$0.54	(28.9)%	$0.67	1.5%	9.1%

June Year-to-Date	YTD 2022		YTD 2022

Gross Profit	$5,624	0.5%	$5,766	4.6%	9.8%
Gross Profit Margin	37.4%	(2.9)pp	38.3%	(1.5)pp

Operating Income	$2,021	(6.2)%	$2,478	4.7%	11.2%
Operating Income Margin	13.4%	(2.1)pp	16.5%	(0.6)pp

Net Earnings	$1,602	(21.4)%	$2,093	1.9%	9.6%
Diluted EPS	$1.15	(20.1)%	$1.50	3.4%	11.7%

Second Quarter Commentary

•

Net revenues increased 9.5 percent driven by Organic Net Revenue growth of 13.1 percent, and incremental sales from the company’s acquisition of Chipita, partially offset by unfavorable currency. Pricing and volume drove Organic Net Revenue growth.

•

Gross profit increased $10 million, while gross profit margin decreased 330 basis points to 36.3 percent primarily driven by the decrease in Adjusted Gross Profit[1] margin and lower mark-to-market gains from derivatives. Adjusted Gross Profit increased $257 million at constant currency, while Adjusted Gross Profit margin decreased 210 basis points to 37.9 percent due to higher raw material and transportation costs and unfavorable mix, partially offset by pricing and volume leverage.

•

Operating income increased $55 million and operating income margin was 12.7 percent, down 40 basis points primarily due to lower mark-to-market gains from derivatives, lower Adjusted Operating Income[1] margin and higher acquisition integration costs, partially offset by lower restructuring costs and lapping prior-year pension participation changes. Adjusted Operating Income increased $91 million at constant currency while Adjusted Operating Income margin decreased 110 basis points to 15.1 percent, with input cost inflation and unfavorable mix, mostly offset by pricing and SG&A leverage.

•

Diluted EPS was $0.54, down 28.9 percent, primarily due to lapping a prior-year net gain on equity method transactions, an unfavorable year-over-year change in mark-to-market impacts from derivatives and higher acquisition integration costs, partially offset by lower restructuring costs, lower negative impacts from enacted tax law changes, lapping a prior-year intangible asset impairment charge, lapping a prior-year unfavorable impact of pension participation changes and an increase in Adjusted EPS.

•

Adjusted EPS was $0.67, up 9.1 percent on a constant-currency basis driven by strong operating gains, lower taxes and fewer shares outstanding, partially offset by higher interest expense and lower income from equity method investments.

•

Capital Return: The company returned $1.2 billion to shareholders in cash dividends and share repurchases. Today, the company’s Board of Directors declared a quarterly cash dividend of $0.385 per share of Class A common stock, an increase of 10 percent. This dividend is payable on October 14, 2022, to shareholders recorded as of September 30, 2022.

2022 Outlook

Mondelēz International provides its outlook on a non-GAAP basis, as the company cannot predict some elements that are included in reported GAAP results, including the impact of foreign exchange. Refer to the Outlook section in the discussion of non-GAAP financial measures below for more details.

The company is updating its fiscal 2022 outlook to reflect expectations for continued top-line growth, higher cost of goods sold inflation, the timing effect of additional pricing actions and the impact of the war in Ukraine.

For 2022, the company now expects 8+ percent Organic Net Revenue growth, which reflects the strength of its first half and higher pricing related to increased input costs. The company’s expectation of mid-to-high single digit Adjusted EPS growth on a constant currency basis remains unchanged. The company’s Free Cash Flow outlook remains at $3+ billion. The company estimates currency translation would decrease 2022 net revenue growth by approximately 5 percent3 with a negative $0.22 impact to Adjusted EPS3.

Outlook is provided in the context of greater than usual volatility as a result of COVID-19 and geopolitical uncertainty.

Conference Call

Mondelēz International will host a conference call for investors with accompanying slides to review its results at 5 p.m. ET today. A listen-only webcast will be provided at www.mondelezinternational.com. An archive of the webcast will be available on the company’s web site.

About Mondelēz International

Mondelēz International, Inc. (Nasdaq: MDLZ) empowers people to snack right in over 150 countries around the world. With 2021 net revenues of approximately $29 billion, MDLZ is leading the future of snacking with iconic global and local brands such as Oreo, belVita and LU biscuits; Cadbury Dairy Milk, Milka and Toblerone chocolate; Sour Patch Kids candy and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, Nasdaq 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the company on Twitter at www.twitter.com/MDLZ.

End Notes

1.

Organic Net Revenue, Adjusted Gross Profit (and Adjusted Gross Profit margin), Adjusted Operating Income (and Adjusted Operating Income margin), Adjusted EPS, Free Cash Flow and presentation of amounts in constant currency are non-GAAP financial measures. Please see discussion of non-GAAP financial measures at the end of this press release for more information.

2.	Earnings attributable to Mondelēz International.

3.	Currency estimate is based on published rates from XE.com on April 20, 2022.

Additional Definitions

Emerging markets consist of the Latin America region in its entirety; the Asia, Middle East and Africa region excluding Australia, New Zealand and Japan; and the following countries from the Europe region: Russia, Ukraine, Türkiye, Kazakhstan, Georgia, Poland, Czech Republic, Slovak Republic, Hungary, Bulgaria, Romania, the Baltics and the East Adriatic countries.

Developed markets include the entire North America region, the Europe region excluding the countries included in the emerging markets definition, and Australia, New Zealand and Japan from the Asia, Middle East and Africa region.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “likely,” “estimate,” “anticipate,” “objective,” “predict,” “project,” “seek,” “aim,” “potential,” “outlook” and similar expressions are intended to identify our forward-looking statements, including but not limited to statements about: the impact on our business of the war in Ukraine and current and future sanctions imposed by governments or other authorities, including the impact on matters such as costs, markets, the global economic environment, availability of commodities, demand, supplying our Ukraine business’s customers and consumers, impairments, continuation of and our ability to control our operating activities and businesses in Russia and Ukraine, and our operating results; the impact of the COVID-19 pandemic and related disruptions on our business including consumer demand, costs, product mix, our strategic initiatives, our and our partners’ global supply chains, operations, technology and assets, and our financial performance; price volatility, inflation and pricing actions; our future performance, including our future revenue and earnings growth; our strategy to accelerate consumer-centric growth, drive operational excellence, create a winning growth culture and scale sustainable snacking; plans to reshape our portfolio and extend our leadership positions in chocolate and biscuits as well as baked snacks; plans to further enable our growth by investing in our strong and inclusive talent, brand portfolio and digital technologies and skills, as well as our sales and marketing capabilities; plans to divest our developed market gum and global Halls candy businesses; anticipated closing of planned acquisitions of Clif Bar and Ricolino; our leadership position in snacking; volatility in global consumer, commodity, transportation, labor, currency and capital markets; the cost environment, including higher labor, customer service, commodity, operating, transportation and other costs; factors affecting costs and measures we are taking to address increased costs; supply, transportation and labor disruptions and constraints; consumer behavior, consumption and demand trends and our business in developed and emerging markets, our channels, our brands and our categories; our tax rate, tax positions, tax proceedings, tax liabilities, valuation allowances and the impact on us of potential U.S. and global tax reform; advertising and promotion bans and restrictions in the U.K.; the costs of, timing of expenditures under and completion of our restructuring program; consumer snacking behaviors; commodity prices, supply and availability; our investments and our ownership interests in those investments, including JDE Peet’s and KDP; innovation; political, business and economic conditions and volatility; currency exchange rates, controls and restrictions, volatility in foreign currencies and the effect of currency translation on our results of operations; the application of highly inflationary accounting for our subsidiaries in Argentina and Türkiye and the potential for and impacts from currency devaluation in other countries; the outcome and effects on us of legal proceedings and government investigations; the estimated value of goodwill and intangible assets; amortization expense for intangible assets; impairment of goodwill and intangible assets and our projections of operating results and other factors that may affect our impairment testing; our accounting estimates and judgments and the impact of new accounting pronouncements; pension expenses, contributions and assumptions; our ability to prevent and respond to cybersecurity breaches and disruptions; our liquidity, funding sources and uses of funding, including debt issuances and our use of commercial paper and international credit lines; our capital structure, credit availability and our ability to raise capital, and the impact of market disruptions on us, our counterparties and our business partners; the planned phase out of London Interbank Offered Rates and transition to other interest rate benchmarks; our risk management program, including the use of financial instruments and the impacts and effectiveness of our hedging activities; working capital; capital expenditures and funding; funding of debt maturities, acquisitions and other obligations; share repurchases; dividends; long-term value for our shareholders; guarantees; the characterization of 2022 distributions as dividends; compliance with our debt covenants; and our contractual and other obligations.

These forward-looking statements involve risks and uncertainties, many of which are beyond our control, and many of these risks and uncertainties are currently amplified by and may continue to be amplified by the COVID-19 pandemic, including the spread of new variants of COVID-19. Important factors that could cause our actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the impact of ongoing or new developments in the war in Ukraine, related current and future sanctions imposed by governments and other authorities, and related impacts on our business, growth, employees, reputation, prospects, financial condition, operating results (including components of our financial results), cash flows and liquidity; uncertainty about the effectiveness of efforts by health officials and governments to control the spread of COVID-19 and inoculate and treat populations impacted by COVID-19; uncertainty about the reimposition or lessening of restrictions imposed by governments intended to mitigate the spread of COVID-19 and the magnitude, duration, geographic reach and impact on the global economy of COVID-19; the ongoing, and uncertain future, impact of the COVID-19 pandemic on our business, growth, employees, reputation, prospects, financial condition, operating results (including components of our financial results), cash flows and liquidity; risks from operating globally including in emerging markets; changes in currency exchange rates, controls and restrictions; volatility of commodity and other input costs and availability of commodities; weakness in economic conditions; weakness in consumer spending; inflation; pricing actions; tax matters including changes in tax laws and rates, disagreements with taxing authorities and imposition of new taxes; use of information technology and third-party service providers; unanticipated disruptions to our business, such as malware incidents, cyberattacks or other security breaches, and our compliance with privacy and data security laws; global or regional health pandemics or epidemics, including COVID-19; competition and our response to channel shifts and pricing and other competitive pressures; promotion and protection of our reputation and brand image; changes in consumer preferences and demand and our ability to innovate and differentiate our products; the restructuring program and our other transformation initiatives not yielding the anticipated benefits; changes in the assumptions on which the restructuring program is based; management of our workforce and shifts in labor availability; consolidation of retail customers and competition with retailer and other economy brands; changes in our relationships with customers, suppliers or distributors; compliance with legal, regulatory, tax and benefit laws and related changes, claims or actions; the impact of climate change on our supply chain and operations; our ability to complete, manage and realize the full extent of the benefits, cost savings or synergies presented by strategic transactions, including our planned acquisitions of Clif Bar and Ricolino and our recently completed acquisitions of Chipita, Gourmet Food and Grenade; our ability to access the debt capital markets to fund a portion of the consideration to fund the pending acquisitions of Clif Bar and Ricolino; significant changes in valuation factors that may adversely affect our impairment testing of goodwill and intangible assets; perceived or actual product quality issues or product recalls; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; volatility of and access to capital or other markets, the effectiveness of our cash management programs and our liquidity; pension costs; the expected discontinuance of London Interbank Offered Rates and transition to any other interest rate benchmark; our ability to protect our intellectual property and intangible assets; and the risks and uncertainties, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the period ended March 31, 2022. There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Schedule 1

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net revenues	$7,274	$6,642	$15,038	$13,880

Cost of sales	4,633	4,011	9,414	8,283

Gross profit	2,641	2,631	5,624	5,597
Gross profit margin	36.3%	39.6%	37.4%	40.3%

Selling, general and administrative expenses	1,676	1,593	3,369	3,157

Asset impairment and exit costs	6	134	170	224

Gain on acquisition	—	—	—	(9)

Amortization of intangible assets	32	32	64	70

Operating income	927	872	2,021	2,155
Operating income margin	12.7%	13.1%	13.4%	15.5%

Benefit plan non-service income	(30)	(54)	(63)	(98)

Interest and other expense, net	98	58	266	276

Earnings before income taxes	859	868	1,818	1,977

Income tax provision	(201)	(398)	(411)	(610)
Effective tax rate	23.4%	45.9%	22.6%	30.9%
(Loss)/gain on equity method investment transactions	(8)	502	(13)	495
Equity method investment net earnings	98	107	215	185

Net earnings	748	1,079	1,609	2,047

Noncontrolling interest earnings	(1)	(1)	(7)	(8)

Net earnings attributable to Mondelēz International	$747	$1,078	$1,602	$2,039

Per share data:
Basic earnings per share attributable to Mondelēz International	$0.54	$0.77	$1.16	$1.45

Diluted earnings per share attributable to Mondelēz International	$0.54	$0.76	$1.15	$1.44

Average shares outstanding:
Basic	1,382	1,407	1,385	1,410
Diluted	1,389	1,416	1,393	1,419

Schedule 2

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions of U.S. dollars)

(Unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$1,924	$3,546
Trade receivables	2,467	2,337
Other receivables	715	851
Inventories, net	3,038	2,708
Other current assets	1,066	900

Total current assets	9,210	10,342
Property, plant and equipment, net	8,753	8,658
Operating lease right of use assets	626	613
Goodwill	22,103	21,978
Intangible assets, net	18,339	18,291
Prepaid pension assets	1,141	1,009
Deferred income taxes	551	541
Equity method investments	4,655	5,289
Other assets	636	371

TOTAL ASSETS	$66,014	$67,092

LIABILITIES
Short-term borrowings	$605	$216
Current portion of long-term debt	746	1,746
Accounts payable	6,787	6,730
Accrued marketing	2,151	2,097
Accrued employment costs	729	822
Other current liabilities	2,560	2,397

Total current liabilities	13,578	14,008
Long-term debt	17,861	17,550
Long-term operating lease liabilities	489	459
Deferred income taxes	3,580	3,444
Accrued pension costs	591	681
Accrued postretirement health care costs	299	301
Other liabilities	2,063	2,326

TOTAL LIABILITIES	38,461	38,769
EQUITY
Common Stock	—	—
Additional paid-in capital	32,086	32,097
Retained earnings	31,431	30,806
Accumulated other comprehensive losses	(10,638)	(10,624)
Treasury stock	(25,368)	(24,010)

Total Mondelēz International Shareholders’ Equity	27,511	28,269
Noncontrolling interest	42	54

TOTAL EQUITY	27,553	28,323

TOTAL LIABILITIES AND EQUITY	$66,014	$67,092

	June 30, 2022	December 31, 2021	Incr/ (Decr)

Short-term borrowings	$605	$216	$389
Current portion of long-term debt	746	1,746	(1,000)
Long-term debt	17,861	17,550	311

Total Debt	19,212	19,512	(300)
Cash and cash equivalents	1,924	3,546	(1,622)

Net Debt (1)	$17,288	$15,966	$1,322

(1)	Net debt is defined as total debt, which includes short-term borrowings, current portion of long-term debt and long-term debt, less cash and cash equivalents.

Schedule 3

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30,
	2022	2021
CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES
Net earnings	$1,609	$2,047
Adjustments to reconcile net earnings to operating cash flows:
Depreciation and amortization	548	564
Stock-based compensation expense	56	63
Deferred income tax (benefit)/provision	(32)	92
Asset impairments and accelerated depreciation	163	152
Loss on early extinguishment of debt	38	110
Gain on acquisition	—	(9)
Loss/(gain) on equity method investment transactions	13	(495)
Equity method investment net earnings	(215)	(185)
Distributions from equity method investments	121	94
Other non-cash items, net	150	(5)
Change in assets and liabilities, excluding the affects of acquisitions and divestitures:
Receivables, net	(227)	42
Inventories, net	(366)	(289)
Accounts payable	183	182
Other current assets	(142)	(190)
Other current liabilities	179	(231)
Change in pension and postretirement assets and liabilities, net	(111)	(150)

Net cash provided by/(used in) operating activities	1,967	1,792

CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES
Capital expenditures	(385)	(410)
Acquisitions, net of cash received	(1,402)	(833)
Proceeds from divestitures including equity method investments	595	998
Proceeds from sale of property, plant and equipment and other	193	25

Net cash provided by/(used in) investing activities	(999)	(220)

CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES
Issuance of Other Short-Term Borrowings, Net	219	37
Long-term debt proceeds	1,991	2,378
Long-term debt repayments	(2,329)	(3,376)
Repurchase of Common Stock	(1,506)	(1,498)
Dividends paid	(977)	(896)
Other	86	127

Net cash provided by/(used in) financing activities	(2,516)	(3,228)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(70)	(25)

Cash, Cash Equivalents and Restricted Cash
Decrease	(1,618)	(1,681)
Balance at beginning of period	3,553	3,650

Balance at end of period	$1,935	$1,969

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

(Unaudited)

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate the comparison of the company’s historical operating results and trends in its underlying operating results, and provides additional transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company’s performance. The company also believes that presenting these measures allows investors to view its performance using the same measures that the company uses in evaluating its financial and business performance and trends.

The company considers quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of its ongoing financial and business performance and trends. The adjustments generally fall within the following categories: acquisition & divestiture activities, gains and losses on intangible asset sales and non-cash impairments, major program restructuring activities, constant currency and related adjustments, major program financing and hedging activities and other major items affecting comparability of operating results. See below for a description of adjustments to the company’s U.S. GAAP financial measures included herein.

Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, the company’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

DEFINITIONS OF THE COMPANY’S NON-GAAP FINANCIAL MEASURES

The company’s non-GAAP financial measures and corresponding metrics reflect how the company evaluates its operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change. When these definitions change, the company provides the updated definitions and presents the related non-GAAP historical results on a comparable basis. When items no longer impact the company’s current or future presentation of non-GAAP operating results, the company removes these items from its non-GAAP definitions. In the first quarter of 2022, the company added to the non-GAAP definitions the exclusion of incremental costs due to the war in Ukraine, and in the second quarter of 2022, the company added to the non-GAAP definitions the exclusion of costs incurred associated with our publicly-announced processes to sell businesses.

•

“Organic Net Revenue” is defined as net revenues excluding the impacts of acquisitions, divestitures and currency rate fluctuations. The company also evaluates Organic Net Revenue growth from emerging markets and developed markets.

•

“Adjusted Gross Profit” is defined as gross profit excluding the impacts of the Simplify to Grow Program; acquisition integration costs; the operating results of divestitures; mark-to-market impacts from commodity, forecasted currency and equity method investment transaction derivative contracts; and incremental costs due to the war in Ukraine. The company also presents “Adjusted Gross Profit margin,” which is subject to the same adjustments as Adjusted Gross Profit. The company also evaluates growth in the company’s Adjusted Gross Profit on a constant currency basis.

•

“Adjusted Operating Income” and “Adjusted Segment Operating Income” are defined as operating income (or segment operating income) excluding the impacts of the items listed in the Adjusted Gross Profit definition as well as gains or losses (including non-cash impairment charges) on goodwill and intangible assets; divestiture or acquisition gains or losses, divestiture-related costs, acquisition-related costs, and acquisition integration costs and contingent consideration adjustments; remeasurement of net monetary position; impacts from resolution of tax matters; impact from pension participation changes; and costs associated with the JDE Peet’s transaction. The company also presents “Adjusted Operating Income margin” and “Adjusted Segment Operating Income margin,” which are subject to the same adjustments as Adjusted Operating Income and Adjusted Segment Operating Income. The company also evaluates growth in the company’s Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis.

•

“Adjusted EPS” is defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impacts of the items listed in the Adjusted Operating Income definition, as well as losses on debt extinguishment and related expenses; gains or losses on interest rate swaps no longer designated as accounting cash flow hedges due to changed financing and hedging plans; net earnings from divestitures; and initial impacts from enacted tax law changes; and gains or losses on equity method investment transactions. Similarly, within Adjusted EPS, the company’s equity method investment net earnings exclude its proportionate share of its investees’ significant operating and non-operating items. The tax impact of each of the items excluded from the company’s GAAP results was computed based on the facts and tax assumptions associated with each item, and such impacts have also been excluded from Adjusted EPS. The company also evaluates growth in the company’s Adjusted EPS on a constant currency basis.

•	“Free Cash Flow” is defined as net cash provided by operating activities less capital expenditures. Free Cash Flow is the company’s primary measure used to monitor its cash flow performance.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three months ended March 31, 2022 and March 31, 2021. See Items Impacting Comparability of Operating Results below for more information about the items referenced in these definitions that specifically impacted the company’s results.

SEGMENT OPERATING INCOME

The company uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), general corporate expenses (which are a component of selling, general and administrative expenses), amortization of intangibles, gains and losses on divestitures and acquisition-related costs (which are a component of selling, general and administrative expenses) in all periods presented. The company excludes these items from segment operating income in order to provide better transparency of its segment operating results. Furthermore, the company centrally manages benefit plan non-service income and interest and other expense, net. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews.

ITEMS IMPACTING COMPARABILITY OF OPERATING RESULTS

The following information is provided to give qualitative and quantitative information related to items impacting comparability of operating results. The company identifies these based on how management views the company’s business; makes financial, operating and planning decisions; and evaluates the company’s ongoing performance. In addition, the company discloses the impact of changes in currency exchange rates on the company’s financial results in order to reflect results on a constant currency basis.

Divestitures, Divestiture-related costs and Gains/(losses) on divestitures

Divestitures include completed sales of businesses, exits of major product lines upon completion of a sale or licensing agreement and the partial or full sale of an equity method investment such as KDP or JDE Peet’s (discussed separately below under the gains and losses on equity method investment transactions section). As the company records its share of KDP and JDE Peet’s ongoing earnings on a one-quarter lag basis, any KDP or JDE Peet’s ownership reductions are reflected as divestitures within the company’s non-GAAP results the following quarter. Divestiture-related costs, which includes costs for the company’s divestitures as defined above, also includes costs incurred associated with the company’s publicly-announced processes to sell businesses.

•

The company’s non-GAAP results include the impacts from 2021 partial sales of its equity method investment in KDP as if the sales occurred at the beginning of all periods presented. See the section on gains/losses on equity method investment transactions below for more information.

•

In May 2022, the company announced its intention to divest the company’s developed market gum and global Halls candy businesses. In the third quarter of 2022, we will formally begin to seek potential buyers for these businesses. In addition, the company incurred divestiture-related costs of $4 million in the three and six months ended June 30, 2022.

•

On November 1, 2021, the company completed the sale of MaxFoods Pty Ltd, an Australian packaged seafood business that it had acquired as part of its acquisition of Gourmet Food Holdings Pty Ltd (“Gourmet Food”). The sales price was $57 million Australian dollars ($41 million), net of cash divested with the business, and the company recorded an immaterial loss on the transaction. The divestiture of this business resulted in a year-over-year decline in net revenues of $14 million in the three and six months ended June 30, 2022.

Acquisitions, Acquisition-related costs and Acquisition integration costs and contingent consideration adjustments

Acquisition integration costs and contingent consideration adjustments include one-time costs related to the integration of acquisitions as well as any adjustments made to the fair market value of contingent compensation liabilities that have been previously booked for earn-outs related to acquisitions that do not relate to employee compensation expense. We exclude these items to better facilitate comparisons of our underlying operating performance across periods.

On June 20, 2022, the company announced an agreement to acquire Clif Bar & Company (“Clif Bar”), a leading U.S. maker of nutritious energy bars with organic ingredients for a purchase price of approximately $2.9 billion, subject to closing purchase price adjustments. The acquisition of Clif Bar includes a contingent consideration arrangement that may require the company to pay additional consideration to the sellers for achieving certain revenue and earnings targets in 2025 and 2026 that exceed the company’s base financial projections for the business implied in the upfront purchase price. The possible payments range from zero to a maximum total of $2.4 billion, with higher payments requiring the achievement of targets that generate rates of returns in excess of the base financial projections. In connection with this transaction, the company expects to generate a meaningful tax benefit over time from the amortization of acquisition-related intangibles. The transaction, which will be funded through a combination of debt and cash on hand, is subject to relevant antitrust approvals and closing conditions and is expected to close in the third quarter of 2022. The company incurred acquisition-related costs of $4 million in the three and six months ended June 30, 2022.

On April 24, 2022, the company entered into an agreement with Grupo Bimbo to acquire Ricolino, its confectionery business located primarily in Mexico for a purchase price of approximately $1.3 billion, subject to closing purchase price adjustments. The transaction, which will be funded through a combination of debt and cash on hand, is subject to relevant antitrust approvals and closing conditions and is expected to close late in the third quarter or early in the fourth quarter of 2022. During the second quarter of 2022, the company incurred acquisition-related costs of $1 million in the three and six months ended June 30, 2022.

On January 3, 2022, the company acquired 100% of the equity of Chipita Global S.A. (“Chipita”), a leading croissants and baked snacks company in the Central and Eastern European markets. The acquisition of Chipita offers a strategic complement to the company’s existing portfolio and advances its strategy to become the global leader in broader snacking. The acquisition added incremental net revenues of $180 million in the three months and $332 million in the six months ended June 30,2022, and operating income of $10 million in the three months and $14 million in the six months ended June 30, 2022. The company incurred acquisition-related costs of $21 million in the six months ended June 30, 2022 and $6 million in the three months and six months ended June 30, 2021. The company also incurred acquisition integration costs of $36 million in the three months and $71 million in the six months ended June 30, 2022.

On April 1, 2021, the company acquired Gourmet Food Holdings Pty Ltd, a leading Australian food company in the premium biscuit and cracker category. The acquisition added incremental net revenues of $14 million and operating income of $1 million during the six months ended June 30, 2022. The company also incurred acquisition-related costs of $6 million in the three months and $7 million in the six months ended June 30, 2021.

On March 25, 2021, the company acquired a majority interest in Lion/Gemstone Topco Ltd (“Grenade”), a performance nutrition leader in the United Kingdom. The acquisition of Grenade expands the company’s position into the premium nutrition segment. The acquisition added incremental net revenues of $21 million and operating income of $2 million during the six months ended June 30, 2022. The company also incurred acquisition-related costs of $2 million in the six months ended June 30, 2021.

On January 4, 2021, the company acquired the remaining 93% of equity of Hu Master Holdings, a category leader in premium chocolate in the United States, which provides a strategic complement to the company’s snacking portfolio in North America through growth opportunities in chocolate and other offerings in the well-being segment. As a result of acquiring the remaining equity interest, the company consolidated the operation and recorded a pre-tax gain of $9 million ($7 million after-tax) related to stepping up the company’s previously-held $8 million (7%) investment to fair value. The company also incurred acquisition-related costs of $5 million in the three months and $9 million in the six months ended June 30, 2021.

On April 1, 2020, the company acquired a majority interest in Give & Go, a North American leader in fully-finished sweet baked goods and owner of the famous two-bite® brand of brownies and the Create-A-Treat® brand, known for cookie and gingerbread house decorating kits. The acquisition of Give & Go provides access to the in-store bakery channel and expands the company’s position in broader snacking. The company incurred $1 million of acquisition-integrations costs in the three and six months ended June 30, 2022 and $2 million in the three months and $3 million in the six months ended June 30, 2021.

Simplify to Grow Program

The primary objective of the Simplify to Grow Program is to reduce the company’s operating cost structure in both its supply chain and overhead costs. The program covers severance as well as asset disposals and other manufacturing and procurement-related one-time costs.

Restructuring costs

The company recorded restructuring charges of $4 million in the three months and $15 million in the six months ended June 30, 2022 and $100 million in the three months and $188 million in the six months ended June 30, 2021 within asset impairment and exit costs and benefit plan non-service income. These charges were for severance and related costs, non-cash asset write-downs (including accelerated depreciation and asset impairments) and other adjustments, including any gains on sale of restructuring program assets.

Implementation costs

Implementation costs primarily relate to reorganizing the company’s operations and facilities in connection with its supply chain reinvention program and other identified productivity and cost saving initiatives. The costs include incremental expenses related to the closure of facilities, costs to terminate certain contracts and the simplification of the company’s information systems. The company recorded implementation costs of $19 million in the three months and $39 million in the six months ended June 30, 2022 and $33 million in the three months and $67 million in the six months ended June 30, 2021.

Intangible asset impairment charges

During the first quarter of 2022, the company recorded a $78 million intangible asset impairment charge in AMEA due to lower than expected growth and profitability of a local biscuit brand sold in select markets in AMEA and Europe.

During the second quarter of 2021, the company recorded a $32 million impairment charge in North America related to a small biscuit brand, primarily due to lower than expected sales growth.

Mark-to-market impacts from commodity and currency derivative contracts

The company excludes unrealized gains and losses (mark-to-market impacts) from outstanding commodity and forecasted currency and equity method investment transaction derivative contracts from its non-GAAP earnings measures. The mark-to-market impacts of commodity and forecasted currency transaction derivatives are excluded until such time that the related exposures impact the company’s operating results. Since the company purchases commodity and forecasted currency transaction contracts to mitigate price volatility primarily for inventory requirements in future periods, the company makes this adjustment to remove the volatility of these future inventory purchases on current operating results to facilitate comparisons of its underlying operating performance across periods. The company excludes equity method investment derivative contract settlements as they represent protection of value for future divestitures. The company recorded net unrealized losses on commodity, forecasted currency and equity method transaction derivatives of $128 million in the three months and $100 million in the six months ended June 30, 2022, and recorded net unrealized gains of $17 million in the three months and $134 million in the six months ended June 30, 2021.

Remeasurement of net monetary position

During the first quarter of 2022, primarily based on data published by the Türkiye Statistical Institute that indicated that Türkiye’s three-year cumulative inflation rate exceeded 100%, the company concluded that Türkiye became a highly inflationary economy for accounting purposes. As of April 1, 2022, the company began to apply highly inflationary accounting for its subsidiaries operating in Türkiye and changed their functional currency from the Turkish lira to the U.S. dollar. Within selling, general and administrative expenses, we recorded a remeasurement loss of less than $1 million during the three months ended June 30, 2022 related to the revaluation of the Turkish lira denominated net monetary position during the quarter.

During the second quarter of 2018, primarily based on published estimates which indicated that Argentina’s three-year cumulative inflation rate exceeded 100%, the company concluded that Argentina became a highly inflationary economy for accounting purposes. As of July 1, 2018, the company began to apply highly inflationary accounting for its Argentinean subsidiaries and changed their functional currency from the Argentinean peso to the U.S. dollar. Within selling, general and administrative expenses, the company recorded remeasurement losses of $10 million in the three months and $15 million in the six months ended June 30, 2022 and $3 million in the three months and $8 million in the six months ended June 30, 2021 related to the revaluation of the Argentinean peso denominated net monetary position over these periods.

Impact from pension participation changes

The impact from pension participation changes represent the charges incurred when employee groups are withdrawn from multiemployer pension plans and other changes in employee group pension plan participation. The company excludes these charges from its non-GAAP results because those amounts do not reflect the company’s ongoing pension obligations.

During the second quarter of 2021, the company made a decision to freeze its Defined Benefit Pension Scheme in the United Kingdom. As a result, the company recognized a curtailment credit of $14 million for the three and six months ended June 30, 2021 recorded within benefit plan non-service income. In addition, the company incurred incentive payment charges and other expenses related to this decision of $44 million in the three months and $45 million in the six months ended June 30, 2021 included in operating income.

On July 11, 2019, the company received an undiscounted withdrawal liability assessment related to the company’s complete withdrawal from the Bakery and Confectionery Union and Industry International Pension Fund totaling $526 million and requiring pro-rata monthly payments over 20 years. The company began making monthly payments during the third quarter of 2019. In connection with the discounted long-term liability, the company recorded accreted interest of $2 million in the three months and $5 million in the six months ended June 30, 2022 and $3 million in the three months and $6 million in the six months ended June 30, 2021 within interest and other expense, net. As of March 31, 2022, the remaining discounted withdrawal liability was $352 million, with $15 million recorded in other current liabilities and $337 million recorded in long-term other liabilities.

Incremental costs due to the war in Ukraine

In February 2022, Russia began a military invasion of Ukraine and the company closed its operations and facilities in Ukraine. In March 2022, the company’s two Ukrainian manufacturing facilities in Trostyanets and Vyshhorod were significantly damaged. During the first quarter of 2022, the company evaluated and impaired these and other assets. The company recorded $143 million of total expenses ($145 million after-tax) incurred as a direct result of the war, including $75 million recorded in asset impairment and exit costs, $44 million in cost of sales and $24 million in selling, general and administrative expenses. During the second quarter of 2022, the company reversed approximately $15 million of previously recorded charges related to higher than expected collection of trade receivables and inventory recoveries.

Loss on debt extinguishment and related expenses

On March 18, 2022, the company completed an early redemption of long-term U.S. dollar ($987 million) denominated notes. The company recorded a $129 million loss on debt extinguishment and related expenses within interest and other expense, net, consisting of $38 million paid in excess of carrying value of the debt and from recognizing unamortized discounts and deferred financing costs in earnings and $91 million in unamortized forward starting swap losses in earnings at the time of the debt extinguishment.

On March 31, 2021, the company completed an early redemption of euro (€1,200 million) and U.S. dollar ($992 million) denominated notes. The company recorded a $137 million loss on debt extinguishment and related expenses within interest and other expense, net, consisting of $110 million paid in excess of carrying value of the debt and from recognizing unamortized discounts and deferred financing costs in earnings and $27 million foreign currency derivative loss related to the redemption payment at the time of the debt extinguishment.

Initial impacts from enacted tax law changes

The company excludes initial impacts from enacted tax law changes from its non-GAAP financial measures as they do not reflect its ongoing tax obligations under the enacted tax law changes. Initial impacts include items such as the remeasurement of deferred tax balances and the transition tax from the 2017 U.S. tax reform. Previously, the company only excluded the initial impacts from more material tax reforms, specifically the impacts of the 2019 Swiss tax reform and 2017 U.S. tax reform. To facilitate comparisons of its underlying operating results, the company has recast all historical non-GAAP earnings measures to exclude the initial impacts from enacted tax law changes.

The company recorded net tax expense from the increase of its deferred tax liabilities resulting from enacted tax legislation of $9 million in the three months and six months ended June 30, 2022, and $95 million (mainly in the United Kingdom) in the three months and $99 million in the six months ended June 30, 2021.

Gains and losses on equity method investment transactions

JDE Peet’s Transaction

On May 8, 2022, the company sold approximately 18.6 million of our JDE Peet’s shares back to JDE Peet’s, which reduced our ownership interest by approximately 3% to 19.8%. The company received €500 million ($529 million) of proceeds and recorded a loss of €8 million ($8 million) on this sale during the second quarter of 2022. As the company records its share of JDE Peet’s ongoing earnings on a one-quarter lag basis, any JDE Peet’s ownership reductions are reflected as divestitures within non-GAAP financial results the following quarter. As such, the company will recast divestitures within its non-GAAP financial results to reflect this sale of JDE Peet’s shares in the third quarter of 2022.

Keurig Dr Pepper transactions

On August 2, 2021, the company sold approximately $14.7 million shares of KDP, which reduced its ownership interest by 1% to 5.3% of the total outstanding shares. The company received $500 million of proceeds and recorded a pre-tax gain of $248 million (or $189 million after-tax) during the third quarter of 2021.

On June 7, 2021, the company participated in a secondary offering of KDP shares and sold approximately 28.0 million shares, which reduced its ownership interest by 2% to 6.4% of the total outstanding shares. The company received $997 million of proceeds and recorded a pre-tax gain of $520 million (or $392 million after-tax) during the second quarter of 2021.

The company considers these ownership reductions partial divestitures of its equity method investment in KDP. Therefore, the company has removed the equity method investment net earnings related to the divested portion from its non-GAAP financial results for Adjusted EPS for all historical periods presented to facilitate comparison of results. The company’s U.S. GAAP results, which include its equity method investment net earnings from KDP, did not change from what was previously reported.

Equity method investee items

Within Adjusted EPS, the company’s equity method investment net earnings exclude its proportionate share of its equity method investees’ significant operating and non-operating items, such as acquisition and divestiture-related costs, restructuring program costs and initial impacts from enacted tax law changes.

Constant currency

Management evaluates the operating performance of the company and its international subsidiaries on a constant currency basis. The company determines its constant currency operating results by dividing or multiplying, as appropriate, the current period local currency operating results by the currency exchange rates used to translate the company’s financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

OUTLOOK

The company’s outlook for 2022 Organic Net Revenue growth, Adjusted EPS growth on a constant currency basis and Free Cash Flow are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability of financial results such as the impact of changes in currency exchange rates, restructuring activities, acquisitions and divestitures. The company is not able to reconcile its projected Organic Net Revenue growth to its projected reported net revenue growth for the full-year 2022 because the company is unable to predict during this period the impact from potential acquisitions or divestitures, as well as the impact of currency translation due to the unpredictability of future changes in currency exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its projected Adjusted EPS growth on a constant currency basis to its projected reported diluted EPS growth for the full-year 2022 because the company is unable to predict during this period the timing of its restructuring program costs, mark-to-market impacts from commodity and forecasted currency transaction derivative contracts and impacts from potential acquisitions or divestitures as well as the impact of currency translation due to the unpredictability of future changes in currency exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its projected Free Cash Flow to its projected net cash from operating activities for the full-year 2022 because the company is unable to predict during this period the timing and amount of capital expenditures impacting cash flow. Therefore, because of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the company is unable to provide a reconciliation of these measures without unreasonable effort.

Schedule 4a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues

(in millions of U.S. dollars)

(Unaudited)

	Latin America	AMEA	Europe	North America		Mondelēz International
For the Three Months Ended June 30, 2022
Reported (GAAP)	$876	$1,535	$2,626	$2,237		$7,274
Acquisitions	—	—	(189)	(9)		(198)
Currency	14	93	303	8		418

Organic (Non-GAAP)	$890	$1,628	$2,740	$2,236		$7,494

For the Three Months Ended June 30, 2021
Reported (GAAP)	$669	$1,452	$2,474	$2,047		$6,642
Divestitures	—	(14)	—	—		(14)

Organic (Non-GAAP)	$669	$1,438	$2,474	$2,047		$6,628

% Change
Reported (GAAP)	30.9%	5.7%	6.1%	9.3%		9.5%
Divestitures	— pp	1.0 pp	— pp	— pp		0.2 pp
Acquisitions	—	—	(7.6)	(0.5)		(3.0)
Currency	2.1	6.5	12.3	0.4		6.4

Organic (Non-GAAP)	33.0%	13.2%	10.8%	9.2%		13.1%

Vol/Mix	12.4 pp	8.7 pp	5.9 pp	(1.0	)pp	5.1 pp
Pricing	20.6	4.5	4.9	10.2		8.0

	Latin America	AMEA	Europe	North America		Mondelēz International
For the Six Months Ended June 30, 2022
Reported (GAAP)	$1,702	$3,402	$5,561	$4,373		$15,038
Acquisitions	—	(15)	(373)	(16)		(404)
Currency	29	142	538	8		717

Organic (Non-GAAP)	$1,731	$3,529	$5,726	$4,365		$15,351

For the Six Months Ended June 30, 2021
Reported (GAAP)	$1,338	$3,197	$5,321	$4,024		$13,880
Divestitures	—	(14)	—	—		(14)

Organic (Non-GAAP)	$1,338	$3,183	$5,321	$4,024		$13,866

% Change
Reported (GAAP)	27.2%	6.4%	4.5%	8.7%		8.3%
Divestitures	— pp	0.5 pp	— pp	— pp		0.2 pp
Acquisitions	—	(0.4)	(7.0)	(0.4)		(2.9)
Currency	2.2	4.4	10.1	0.2		5.1

Organic (Non-GAAP)	29.4%	10.9%	7.6%	8.5%		10.7%

Vol/Mix	10.6 pp	7.5 pp	4.5 pp	(0.4	)pp	4.3 pp
Pricing	18.8	3.4	3.1	8.9		6.4

Schedule 4b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues - Markets

(in millions of U.S. dollars)

(Unaudited)

	Emerging Markets	Developed Markets	Mondelēz International
For the Three Months Ended June 30, 2022
Reported (GAAP)	$2,806	$4,468	$7,274
Acquisitions	(135)	(63)	(198)
Currency	138	280	418

Organic (Non-GAAP)	$2,809	$4,685	$7,494

For the Three Months Ended June 30, 2021
Reported (GAAP)	$2,293	$4,349	$6,642
Divestitures	—	(14)	(14)

Organic (Non-GAAP)	$2,293	$4,335	$6,628

% Change
Reported (GAAP)	22.4%	2.7%	9.5%
Divestitures	— pp	0.4 pp	0.2 pp
Acquisitions	(5.9)	(1.4)	(3.0)
Currency	6.0	6.4	6.4

Organic (Non-GAAP)	22.5%	8.1%	13.1%

Vol/Mix	10.2 pp	2.4 pp	5.1 pp
Pricing	12.3	5.7	8.0

	Emerging Markets	Developed Markets	Mondelēz International
For the Six Months Ended June 30, 2022
Reported (GAAP)	$5,770	$9,268	$15,038
Acquisitions	(251)	(153)	(404)
Currency	277	440	717

Organic (Non-GAAP)	$5,796	$9,555	$15,351

For the Six Months Ended June 30, 2021
Reported (GAAP)	$4,856	$9,024	$13,880
Divestitures	—	(14)	(14)

Organic (Non-GAAP)	$4,856	$9,010	$13,866

% Change
Reported (GAAP)	18.8%	2.7%	8.3%
Divestitures	- pp	0.2 pp	0.2 pp
Acquisitions	(5.1)	(1.7)	(2.9)
Currency	5.7	4.8	5.1

Organic (Non-GAAP)	19.4%	6.0%	10.7%

Vol/Mix	9.9 pp	1.3 pp	4.3 pp
Pricing	9.5	4.7	6.4

Schedule 5a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit / Operating Income

(in millions of U.S. dollars)

(Unaudited)

	For the Three Months Ended June 30, 2022
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$7,274	$2,641	36.3%	$927	12.7%
Simplify to Grow Program	—	11		22
Mark-to-market (gains)/losses from derivatives	—	109		109
Acquisition integration costs and contingent consideration adjustments	—	1		37
Acquisition-related costs	—	—		5
Divestiture-related costs	—	1		5
Remeasurement of net monetary position	—	—		10
Incremental costs due to war in Ukraine	—	(7)		(15)

Adjusted (Non-GAAP)	$7,274	$2,756	37.9%	$1,100	15.1%

Currency		149		66

Adjusted @ Constant FX (Non-GAAP)		$2,905		$1,166

	For the Three Months Ended June 30, 2021
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$6,642	$2,631	39.6%	$872	13.1%
Simplify to Grow Program	—	20		132
Intangible asset impairment charges	—	—		32
Mark-to-market (gains)/losses from derivatives	—	(21)		(20)
Acquisition integration costs and contingent consideration adjustments	—	1		2
Acquisition-related costs	—	—		17
Operating income from divestitures	(14)	(1)		(2)
Remeasurement of net monetary position	—	—		3
Impact from pension participation changes	—	18		44
Impact from resolution of tax matters	—	—		(5)

Adjusted (Non-GAAP)	$6,628	$2,648	40.0%	$1,075	16.2%

		Gross Profit		Operating Income
$ Change - Reported (GAAP)		$10		$55
$ Change - Adjusted (Non-GAAP)		108		25
$ Change - Adjusted @ Constant FX (Non-GAAP)		257		91

% Change - Reported (GAAP)		0.4%		6.3%
% Change - Adjusted (Non-GAAP)		4.1%		2.3%
% Change - Adjusted @ Constant FX (Non-GAAP)		9.7%		8.5%

Schedule 5b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit / Operating Income

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30, 2022
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$15,038	$5,624	37.4%	$2,021	13.4%
Simplify to Grow Program	—	21		53
Intangible asset impairment charges	—	—		78
Mark-to-market (gains)/losses from derivatives	—	81		82
Acquisition integration costs and contingent consideration adjustments	—	1		69
Acquisition-related costs	—	—		26
Divestiture-related costs	—	2		6
Remeasurement of net monetary position	—	—		15
Incremental costs due to war in Ukraine	—	37		128

Adjusted (Non-GAAP)	$15,038	$5,766	38.3%	$2,478	16.5%

Currency		288		155

Adjusted @ Constant FX (Non-GAAP)		$6,054		$2,633

	For the Six Months Ended June 30, 2021
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$13,880	$5,597	40.3%	$2,155	15.5%
Simplify to Grow Program	—	35		254
Intangible asset impairment charges	—	—		32
Mark-to-market (gains)/losses from derivatives	—	(137)		(138)
Acquisition integration costs and contingent consideration adjustments	—	1		3
Acquisition-related costs	—	—		24
Operating income from divestitures	(14)	(1)		(2)
Gain on acquisition	—	—		(9)
Remeasurement of net monetary position	—	—		8
Impact from pension participation changes	—	19		45
Impact from resolution of tax matters	—	—		(5)

Adjusted (Non-GAAP)	$13,866	$5,514	39.8%	$2,367	17.1%

		Gross Profit		Operating Income
$ Change - Reported (GAAP)		$27		$(134)
$ Change - Adjusted (Non-GAAP)		252		111
$ Change - Adjusted @ Constant FX (Non-GAAP)		540		266

% Change - Reported (GAAP)		0.5%		(6.2)%
% Change - Adjusted (Non-GAAP)		4.6%		4.7%
% Change - Adjusted @ Constant FX (Non-GAAP)		9.8%		11.2%

Schedule 6a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Earnings and Tax Rate

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Three Months Ended June 30, 2022
	Operating Income	Benefit plan non- service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Loss on equity method investment transactions	Equity method investment net losses / (earnings)	Non- controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$927	$(30)	$98	$859	$201	23.4%	$8	$(98)	$1	$747	$0.54
Simplify to Grow Program	22	(1)	—	23	6		—	—	—	17	0.01
Mark-to-market (gains)/losses from derivatives	109	—	(19)	128	14		—	—	—	114	0.08
Acquisition integration costs and contingent consideration adjustments	37	—	—	37	1		—	—	—	36	0.03
Acquisition-related costs	5	—	—	5	2		—	—	—	3	—
Divestiture-related costs	5	—	—	5	1		—	—	—	4	—
Remeasurement of net monetary position	10	—	—	10	—		—	—	—	10	0.01
Impact from pension participation changes	—	—	(2)	2	—		—	—	—	2	—
Incremental costs due to war in Ukraine	(15)	—	—	(15)	—		—	—	—	(15)	(0.01)
Initial impacts from enacted tax law changes	—	—	—	—	(9)		—	—	—	9	0.01
Loss on equity method investment transactions	—	—	—	—	—		(8)	—	—	8	0.01
Equity method investee items	—	—	—	—	(2)		—	12	—	(10)	(0.01)

Adjusted (Non-GAAP)	$1,100	$(31)	$77	$1,054	$214	20.3%	$—	$(86)	$1	$925	$0.67

Currency										73	0.05

Adjusted @ Constant FX (Non-GAAP)										$998	$0.72

Diluted Average Shares Outstanding											1,389

	For the Three Months Ended June 30, 2021
	Operating Income	Benefit plan non -service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Gain on equity method investment transactions	Equity method investment net losses / (earnings)	Non- controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$872	$(54)	$58	$868	$398	45.9%	$(502)	$(107)	$1	$1,078	$0.76
Simplify to Grow Program	132	(1)	—	133	35		—	—	—	98	0.07
Intangible asset impairment charges	32	—	—	32	8		—	—	—	24	0.02
Mark-to-market (gains)/losses from derivatives	(20)	—	(3)	(17)	4		—	—	—	(21)	(0.02)
Acquisition integration costs and contingent consideration adjustments	2	—	—	2	1		—	—	—	1	—
Acquisition-related costs	17	—	—	17	3		—	—	—	14	0.01
Net earnings from divestitures	(2)	—	—	(2)	(3)		—	10	—	(9)	—
Remeasurement of net monetary position	3	—	—	3	—		—	—	—	3	—
Impact from pension participation changes	44	14	(3)	33	7		—	—	—	26	0.02
Impact from resolution of tax matters	(5)	—	2	(7)	(1)		—	—	—	(6)	—
Initial impacts from enacted tax law changes	—	—	—	—	(95)		—	—	—	95	0.07
Gain on equity method investment transactions	—	—	—	—	(125)		502	—	—	(377)	(0.27)
Equity method investee items	—	—	—	—	1		—	(5)	—	4	—

Adjusted (Non-GAAP)	$1,075	$(41)	$54	$1,062	$233	21.9%	$—	$(102)	$1	$930	$0.66

Diluted Average Shares Outstanding											1,416

(1)	Taxes were computed for each of the items excluded from the company’s GAAP results based on the facts and tax assumptions associated with each item.

Schedule 6b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Earnings and Tax Rate

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Six Months Ended June 30, 2022
	Operating Income	Benefit plan non- service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Loss on equity method investment transactions	Equity method investment net losses / (earnings)	Non- controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$2,021	$(63)	$266	$1,818	$411	22.6%	$13	$(215)	$7	$1,602	$1.15
Simplify to Grow Program	53	(1)	—	54	13		—	—	—	41	0.03
Intangible asset impairment charges	78	—	—	78	19		—	—	—	59	0.04
Mark-to-market (gains)/losses from derivatives	82	—	(18)	100	19		—	—	—	81	0.06
Acquisition integration costs and contingent consideration adjustments	69	—	(3)	72	51		—	—	—	21	0.02
Acquisition-related costs	26	—	—	26	3		—	—	—	23	0.02
Divestiture-related costs	6	—	—	6	1		—	—	—	5	—
Remeasurement of net monetary position	15	—	—	15	—		—	—	—	15	0.01
Impact from pension participation changes	—	—	(5)	5	1		—	—	—	4	—
Incremental costs due to war in Ukraine	128	—	—	128	(2)		—	—	—	130	0.09
Loss on debt extinguishment and related expenses	—	—	(129)	129	31		—	—	—	98	0.07
Initial impacts from enacted tax law changes	—	—	—	—	(9)		—	—	—	9	0.01
Loss on equity method investment transactions					—		(13)	—	—	13	0.01
Equity method investee items	—	—	—	—	(5)		—	13	—	(8)	(0.01)

Adjusted (Non-GAAP)	$2,478	$(64)	$111	$2,431	$533	21.9%	$—	$(202)	$7	$2,093	$1.50

Currency										158	0.12

Adjusted @ Constant FX (Non-GAAP)										$2,251	$1.62

Diluted Average Shares Outstanding											1,393

	For the Six Months Ended June 30, 2021
	Operating Income	Benefit plan non -service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Gain on equity method investment transactions	Equity method investment net losses / (earnings)	Non- controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$2,155	$(98)	$276	$1,977	$610	30.9%	$(495)	$(185)	$8	$2,039	$1.44
Simplify to Grow Program	254	(1)	—	255	66		—	—	—	189	0.13
Intangible asset impairment charges	32	—	—	32	8		—	—	—	24	0.02
Mark-to-market (gains)/losses from derivatives	(138)	—	(4)	(134)	(18)		—	—	—	(116)	(0.08)
Acquisition integration costs and contingent consideration adjustments	3	—	—	3	1		—	—	—	2	—
Acquisition-related costs	24	—	—	24	4		—	—	—	20	0.01
Net earnings from divestitures	(2)	—	—	(2)	(6)		—	24	—	(20)	(0.01)
Gain on acquisition	(9)	—	—	(9)	(2)		—	—	—	(7)	—
Remeasurement of net monetary position	8	—	—	8	—		—	—	—	8	—
Impact from pension participation changes	45	14	(6)	37	8		—	—	—	29	0.02
Impact from resolution of tax matters	(5)	—	2	(7)	(1)		—	—	—	(6)	—
Loss on debt extinguishment and related expenses	—	—	(137)	137	34		—	—	—	103	0.07
Initial impacts from enacted tax law changes	—	—	—	—	(99)		—	—	—	99	0.07
Gain on equity method investment transactions	—	—	—	—	(125)		495	—	—	(370)	(0.26)
Equity method investee items	—	—	—	—	3		—	(62)	—	59	0.04

Adjusted (Non-GAAP)	$2,367	$(85)	$131	$2,321	$483	20.8%	$—	$(223)	$8	$2,053	$1.45

Diluted Average Shares Outstanding											1,419

(1)	Taxes were computed for each of the items excluded from the company’s GAAP results based on the facts and tax assumptions associated with each item.

Schedule 7a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	For the Three Months Ended June 30,
	2022	2021	$ Change	% Change
Diluted EPS attributable to Mondelēz International (GAAP)	$0.54	$0.76	$(0.22)	(28.9)%
Simplify to Grow Program	0.01	0.07	(0.06)
Intangible asset impairment charges	—	0.02	(0.02)
Mark-to-market (gains)/losses from derivatives	0.08	(0.02)	0.10
Acquisition integration costs and contingent consideration adjustments	0.03	—	0.03
Acquisition-related costs	—	0.01	(0.01)
Remeasurement of net monetary position	0.01	—	0.01
Impact from pension participation changes	—	0.02	(0.02)
Incremental costs due to war in Ukraine	(0.01)	—	(0.01)
Initial impacts from enacted tax law changes	0.01	0.07	(0.06)
(Gain)/loss on equity method investment transactions	0.01	(0.27)	0.28
Equity method investee items	(0.01)	—	(0.01)

Adjusted EPS (Non-GAAP)	$0.67	$0.66	$0.01	1.5%
Impact of unfavorable currency	0.05	—	0.05

Adjusted EPS @ Constant FX (Non-GAAP)	$0.72	$0.66	$0.06	9.1%

Adjusted EPS @ Constant FX—Key Drivers
Increase in operations			$0.04
Impact from acquisitions			0.01
Change in benefit plan non-service income			—
Change in interest and other expense, net			(0.01)
Change in equity method investment net earnings			(0.01)
Change in income taxes			0.02
Change in shares outstanding			0.01

			$0.06

Schedule 7b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	For the Six Months Ended June 30,
	2022	2021	$ Change	% Change
Diluted EPS attributable to Mondelēz International (GAAP)	$1.15	$1.44	$(0.29)	(20.1)%
Simplify to Grow Program	0.03	0.13	(0.10)
Intangible asset impairment charges	0.04	0.02	0.02
Mark-to-market (gains)/losses from derivatives	0.06	(0.08)	0.14
Acquisition integration costs and contingent consideration adjustments	0.02	—	0.02
Acquisition-related costs	0.02	0.01	0.01
Net earnings from divestitures	—	(0.01)	0.01
Remeasurement of net monetary position	0.01	—	0.01
Impact from pension participation changes	—	0.02	(0.02)
Incremental costs due to war in Ukraine	0.09	—	0.09
Loss on debt extinguishment and related expenses	0.07	0.07	—
Initial impacts from enacted tax law changes	0.01	0.07	(0.06)
(Gain)/loss on equity method investment transactions	0.01	(0.26)	0.27
Equity method investee items	(0.01)	0.04	(0.05)

Adjusted EPS (Non-GAAP)	$1.50	$1.45	$0.05	3.4%
Impact of unfavorable currency	0.12	—	0.12

Adjusted EPS @ Constant FX (Non-GAAP)	$1.62	$1.45	$0.17	11.7%

Adjusted EPS @ Constant FX—Key Drivers
Increase in operations			$0.14
Impact from acquisitions			0.01
Change in benefit plan non-service income			(0.01)
Change in interest and other expense, net			0.02
Change in equity method investment net earnings			(0.01)
Change in income taxes			(0.01)
Change in shares outstanding			0.03

			$0.17

Schedule 8a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Segment Data

(in millions of U.S. dollars)

(Unaudited)

	For the Three Months Ended June 30, 2022
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items		Mondelēz International
Net Revenue
Reported (GAAP)	$876		$1,535		$2,626		$2,237		$—	$—	$—	$—		$7,274
Divestitures	—		—		—		—		—	—	—	—		—

Adjusted (Non-GAAP)	$876		$1,535		$2,626		$2,237		$—	$—	$—	$—		$7,274

Operating Income
Reported (GAAP)	$90		$211		$380		$454		$(109)	$(62)	$(32)		$(5)	$927
Simplify to Grow Program	1		3		8		13		—	(3)	—	—		22
Mark-to-market (gains)/losses from derivatives	—		—		—		—		109	—	—	—		109
Acquisition integration costs and contingent consideration adjustments	—		—		36		1		—	—	—	—		37
Acquisition-related costs	—		—		—		—		—	—	—	5		5
Divestiture-related costs	1		—		—		—		—	4	—	—		5
Remeasurement of net monetary position	10		—		—		—		—	—	—	—		10
Incremental costs due to war in Ukraine	—		—		(15)		—		—	—	—	—		(15)

Adjusted (Non-GAAP)	$102		$214		$409		$468		$—	$(61)	$(32)	$—		$1,100
Currency	(3)		19		52		1		—	(3)	—	—		66

Adjusted @ Constant FX (Non-GAAP)	$99		$233		$461		$469		$—	$(64)	$(32)	$—		$1,166

$ Change - Reported (GAAP)	$36		$(2)		$(33)		$155		n/m	$16	$—	n/m		$55
$ Change - Adjusted (Non-GAAP)	46		(2)		(58)		27		n/m	12	—	n/m		25
$ Change - Adjusted @ Constant FX (Non-GAAP)	43		17		(6)		28		n/m	9	—	n/m		91
% Change - Reported (GAAP)	66.7%		(0.9)%		(8.0)%		51.8%		n/m	20.5%	0.0%	n/m		6.3%
% Change - Adjusted (Non-GAAP)	82.1%		(0.9)%		(12.4)%		6.1%		n/m	16.4%	0.0%	n/m		2.3%
% Change - Adjusted @ Constant FX (Non-GAAP)	76.8%		7.9%		(1.3)%		6.3%		n/m	12.3%	0.0%	n/m		8.5%

Operating Income Margin
Reported %	10.3%		13.7%		14.5%		20.3%							12.7%
Reported pp change	2.2	pp	(1.0	)pp	(2.2	)pp	5.7	pp						(0.4	)pp
Adjusted %	11.6%		13.9%		15.6%		20.9%							15.1%
Adjusted pp change	3.2	pp	(1.1	)pp	(3.3	)pp	(0.6	)pp						(1.1	)pp

	For the Three Months Ended June 30, 2021
	Latin America	AMEA	Europe	North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$669	$1,452	$2,474	$2,047	$—	$—	$—	$—	$6,642
Divestitures	—	(14)	—	—	—	—	—	—	(14)

Adjusted (Non-GAAP)	$669	$1,438	$2,474	$2,047	$—	$—	$—	$—	$6,628

Operating Income
Reported (GAAP)	$54	$213	$413	$299	$20	$(78)	$(32)	$(17)	$872
Simplify to Grow Program	4	5	10	109	—	4	—	—	132
Intangible asset impairment charges	—	—	—	32	—	—	—	—	32
Mark-to-market (gains)/losses from derivatives	—	—	—	—	(20)	—	—	—	(20)
Acquisition integration costs and contingent consideration adjustments	—	—	—	1	—	1	—	—	2
Acquisition-related costs	—	—	—	—	—	—	—	17	17
Operating income from divestitures	—	(2)	—	—	—	—	—	—	(2)
Remeasurement of net monetary position	3	—	—	—	—	—	—	—	3
Impact from pension participation changes	—	—	44	—	—	—	—	—	44
Impact from resolution of tax matters	(5)	—	—	—	—	—	—	—	(5)

Adjusted (Non-GAAP)	$56	$216	$467	$441	$—	$(73)	$(32)	$—	$1,075

Operating Income Margin
Reported %	8.1%	14.7%	16.7%	14.6%					13.1%
Adjusted %	8.4%	15.0%	18.9%	21.5%					16.2%

Schedule 8b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Segment Data

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30, 2022
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$1,702		$3,402		$5,561		$4,373		$—	$—	$—	$—	$15,038
Divestitures	—		—		—		—		—	—	—	—	—

Adjusted (Non-GAAP)	$1,702		$3,402		$5,561		$4,373		$—	$—	$—	$—	$15,038

Operating Income
Reported (GAAP)	$193		$483		$757		$872		$(82)	$(112)	$(64)	$(26)	$2,021
Simplify to Grow Program	1		6		15		28		—	3	—	—	53
Intangible asset impairment charges	—		78		—		—		—	—	—	—	78
Mark-to-market (gains)/losses from derivatives	—		—		—		—		82	—	—	—	82
Acquisition integration costs and contingent consideration adjustments	—		—		68		1		—	—	—	—	69
Acquisition-related costs	—		—		—		—		—	—	—	26	26
Divestiture-related costs	2		—		—		—		—	4	—	—	6
Remeasurement of net monetary position	15		—		—		—		—	—	—	—	15
Incremental costs due to war in Ukraine	—		—		128		—		—	—	—	—	128

Adjusted (Non-GAAP)	$211		$567		$968		$901		$—	$(105)	$(64)	$—	$2,478
Currency	3		29		129		2		—	(6)	(2)	—	155

Adjusted @ Constant FX (Non-GAAP)	$214		$596		$1,097		$903		$—	$(111)	$(66)	$—	$2,633

$ Change - Reported (GAAP)	$63		$(92)		$(213)		$303		n/m	$30	$6	n/m	$(134)
$ Change - Adjusted (Non-GAAP)	68		8		(73)		78		n/m	24	6	n/m	111
$ Change - Adjusted @ Constant FX (Non-GAAP)	71		37		56		80		n/m	18	4	n/m	266
% Change - Reported (GAAP)	48.5%		(16.0)%		(22.0)%		53.3%		n/m	21.1%	8.6%	n/m	(6.2)%
% Change - Adjusted (Non-GAAP)	47.6%		1.4%		(7.0)%		9.5%		n/m	18.6%	8.6%	n/m	4.7%
% Change - Adjusted @ Constant FX (Non-GAAP)	49.7%		6.6%		5.4%		9.7%		n/m	14.0%	5.7%	n/m	11.2%

Operating Income Margin
Reported %	11.3%		14.2%		13.6%		19.9%						13.4%
Reported pp change	1.6	pp	(3.8	)pp	(4.6	)pp	5.8	pp					(2.1	)pp
Adjusted %	12.4%		16.7%		17.4%		20.6%						16.5%
Adjusted pp change	1.7	pp	(0.9	)pp	(2.2	)pp	0.1	pp					(0.6	)pp

	For the Six Months Ended June 30, 2021
	Latin America	AMEA	Europe	North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$1,338	$3,197	$5,321	$4,024	$—	$—	$—	$—	$13,880
Divestitures	—	(14)	—	—	—	—	—	—	(14)

Adjusted (Non-GAAP)	$1,338	$3,183	$5,321	$4,024	$—	$—	$—	$—	$13,866

Operating Income
Reported (GAAP)	$130	$575	$970	$569	$138	$(142)	$(70)	$(15)	$2,155
Simplify to Grow Program	10	(14)	26	220	—	12	—	—	254
Intangible asset impairment charges	—	—	—	32	—	—	—	—	32
Mark-to-market (gains)/losses from derivatives	—	—	—	—	(138)	—	—	—	(138)
Acquisition integration costs and contingent consideration adjustments	—	—	—	2	—	1	—	—	3
Acquisition-related costs	—	—	—	—	—	—	—	24	24
Operating income from divestitures	—	(2)	—	—	—	—	—	—	(2)
Gain on acquisition	—	—	—	—	—	—	—	(9)	(9)
Remeasurement of net monetary position	8	—	—	—	—	—	—	—	8
Impact from pension participation changes	—	—	45	—	—	—	—	—	45
Impact from resolution of tax matters	(5)	—	—	—	—	—	—	—	(5)

Adjusted (Non-GAAP)	$143	$559	$1,041	$823	$—	$(129)	$(70)	$—	$2,367

Operating Income Margin
Reported %	9.7%	18.0%	18.2%	14.1%					15.5%
Adjusted %	10.7%	17.6%	19.6%	20.5%					17.1%

Schedule 9

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Cash Provided by Operating Activities to Free Cash Flow

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30,
	2022	2021	$ Change
Net Cash Provided by Operating Activities (GAAP)	$1,967	$1,792	$175
Capital Expenditures	(385)	(410)	25

Free Cash Flow (Non-GAAP)	$1,582	$1,382	$200

Schedule 1

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net revenues	$7,274	$6,642	$15,038	$13,880

Cost of sales	4,633	4,011	9,414	8,283

Gross profit	2,641	2,631	5,624	5,597
Gross profit margin	36.3%	39.6%	37.4%	40.3%

Selling, general and administrative expenses	1,676	1,593	3,369	3,157

Asset impairment and exit costs	6	134	170	224

Gain on acquisition	—	—	—	(9)

Amortization of intangible assets	32	32	64	70

Operating income	927	872	2,021	2,155
Operating income margin	12.7%	13.1%	13.4%	15.5%

Benefit plan non-service income	(30)	(54)	(63)	(98)

Interest and other expense, net	98	58	266	276

Earnings before income taxes	859	868	1,818	1,977

Income tax provision	(201)	(398)	(411)	(610)
Effective tax rate	23.4%	45.9%	22.6%	30.9%
(Loss)/gain on equity method investment transactions	(8)	502	(13)	495
Equity method investment net earnings	98	107	215	185

Net earnings	748	1,079	1,609	2,047

Noncontrolling interest earnings	(1)	(1)	(7)	(8)

Net earnings attributable to Mondelēz International	$747	$1,078	$1,602	$2,039

Per share data:
Basic earnings per share attributable to Mondelēz International	$0.54	$0.77	$1.16	$1.45

Diluted earnings per share attributable to Mondelēz International	$0.54	$0.76	$1.15	$1.44

Average shares outstanding:
Basic	1,382	1,407	1,385	1,410
Diluted	1,389	1,416	1,393	1,419

Schedule 2

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions of U.S. dollars)

(Unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$1,924	$3,546
Trade receivables	2,467	2,337
Other receivables	715	851
Inventories, net	3,038	2,708
Other current assets	1,066	900

Total current assets	9,210	10,342
Property, plant and equipment, net	8,753	8,658
Operating lease right of use assets	626	613
Goodwill	22,103	21,978
Intangible assets, net	18,339	18,291
Prepaid pension assets	1,141	1,009
Deferred income taxes	551	541
Equity method investments	4,655	5,289
Other assets	636	371

TOTAL ASSETS	$66,014	$67,092

LIABILITIES
Short-term borrowings	$605	$216
Current portion of long-term debt	746	1,746
Accounts payable	6,787	6,730
Accrued marketing	2,151	2,097
Accrued employment costs	729	822
Other current liabilities	2,560	2,397

Total current liabilities	13,578	14,008
Long-term debt	17,861	17,550
Long-term operating lease liabilities	489	459
Deferred income taxes	3,580	3,444
Accrued pension costs	591	681
Accrued postretirement health care costs	299	301
Other liabilities	2,063	2,326

TOTAL LIABILITIES	38,461	38,769
EQUITY
Common Stock	—	—
Additional paid-in capital	32,086	32,097
Retained earnings	31,431	30,806
Accumulated other comprehensive losses	(10,638)	(10,624)
Treasury stock	(25,368)	(24,010)

Total Mondelēz International Shareholders’ Equity	27,511	28,269
Noncontrolling interest	42	54

TOTAL EQUITY	27,553	28,323

TOTAL LIABILITIES AND EQUITY	$66,014	$67,092

	June 30, 2022	December 31, 2021	Incr/ (Decr)
Short-term borrowings	$605	$216	$389
Current portion of long-term debt	746	1,746	(1,000)
Long-term debt	17,861	17,550	311

Total Debt	19,212	19,512	(300)
Cash and cash equivalents	1,924	3,546	(1,622)

Net Debt (1)	$17,288	$15,966	$1,322

(1)	Net debt is defined as total debt, which includes short-term borrowings, current portion of long-term debt and long-term debt, less cash and cash equivalents.

Schedule 3

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30,
	2022	2021
CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES
Net earnings	$1,609	$2,047
Adjustments to reconcile net earnings to operating cash flows:
Depreciation and amortization	548	564
Stock-based compensation expense	56	63
Deferred income tax (benefit)/provision	(32)	92
Asset impairments and accelerated depreciation	163	152
Loss on early extinguishment of debt	38	110
Gain on acquisition	—	(9)
Loss/(gain) on equity method investment transactions	13	(495)
Equity method investment net earnings	(215)	(185)
Distributions from equity method investments	121	94
Other non-cash items, net	150	(5)
Change in assets and liabilities, excluding the affects of acquisitions and divestitures:
Receivables, net	(227)	42
Inventories, net	(366)	(289)
Accounts payable	183	182
Other current assets	(142)	(190)
Other current liabilities	179	(231)
Change in pension and postretirement assets and liabilities, net	(111)	(150)

Net cash provided by/(used in) operating activities	1,967	1,792

CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES
Capital expenditures	(385)	(410)
Acquisitions, net of cash received	(1,402)	(833)
Proceeds from divestitures including equity method investments	595	998
Proceeds from sale of property, plant and equipment and other	193	25

Net cash provided by/(used in) investing activities	(999)	(220)

CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES
Issuance of Other Short-Term Borrowings, Net	219	37
Long-term debt proceeds	1,991	2,378
Long-term debt repayments	(2,329)	(3,376)
Repurchase of Common Stock	(1,506)	(1,498)
Dividends paid	(977)	(896)
Other	86	127

Net cash provided by/(used in) financing activities	(2,516)	(3,228)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(70)	(25)

Cash, Cash Equivalents and Restricted Cash
Decrease	(1,618)	(1,681)
Balance at beginning of period	3,553	3,650

Balance at end of period	$1,935	$1,969

Schedule 4a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues

(in millions of U.S. dollars)

(Unaudited)

	Latin America	AMEA	Europe	North America		Mondelēz International
For the Three Months Ended June 30, 2022
Reported (GAAP)	$876	$1,535	$2,626	$2,237		$7,274
Acquisitions	—	—	(189)	(9)		(198)
Currency	14	93	303	8		418

Organic (Non-GAAP)	$890	$1,628	$2,740	$2,236		$7,494

For the Three Months Ended June 30, 2021
Reported (GAAP)	$669	$1,452	$2,474	$2,047		$6,642
Divestitures	—	(14)	—	—		(14)

Organic (Non-GAAP)	$669	$1,438	$2,474	$2,047		$6,628

% Change
Reported (GAAP)	30.9%	5.7%	6.1%	9.3%		9.5%
Divestitures	— pp	1.0 pp	— pp	— pp		0.2 pp
Acquisitions	—	—	(7.6)	(0.5)		(3.0)
Currency	2.1	6.5	12.3	0.4		6.4

Organic (Non-GAAP)	33.0%	13.2%	10.8%	9.2%		13.1%

Vol/Mix	12.4 pp	8.7 pp	5.9 pp	(1.0	)pp	5.1 pp
Pricing	20.6	4.5	4.9	10.2		8.0

	Latin America	AMEA	Europe	North America		Mondelēz International
For the Six Months Ended June 30, 2022
Reported (GAAP)	$1,702	$3,402	$5,561	$4,373		$15,038
Acquisitions	—	(15)	(373)	(16)		(404)
Currency	29	142	538	8		717

Organic (Non-GAAP)	$1,731	$3,529	$5,726	$4,365		$15,351

For the Six Months Ended June 30, 2021
Reported (GAAP)	$1,338	$3,197	$5,321	$4,024		$13,880
Divestitures	—	(14)	—	—		(14)

Organic (Non-GAAP)	$1,338	$3,183	$5,321	$4,024		$13,866

% Change
Reported (GAAP)	27.2%	6.4%	4.5%	8.7%		8.3%
Divestitures	— pp	0.5 pp	— pp	— pp		0.2 pp
Acquisitions	—	(0.4)	(7.0)	(0.4)		(2.9)
Currency	2.2	4.4	10.1	0.2		5.1

Organic (Non-GAAP)	29.4%	10.9%	7.6%	8.5%		10.7%

Vol/Mix	10.6 pp	7.5 pp	4.5 pp	(0.4	)pp	4.3 pp
Pricing	18.8	3.4	3.1	8.9		6.4

Schedule 4b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues - Markets

(in millions of U.S. dollars)

(Unaudited)

	Emerging Markets	Developed Markets	Mondelēz International
For the Three Months Ended June 30, 2022
Reported (GAAP)	$2,806	$4,468	$7,274
Acquisitions	(135)	(63)	(198)
Currency	138	280	418

Organic (Non-GAAP)	$2,809	$4,685	$7,494

For the Three Months Ended June 30, 2021
Reported (GAAP)	$2,293	$4,349	$6,642
Divestitures	—	(14)	(14)

Organic (Non-GAAP)	$2,293	$4,335	$6,628

% Change
Reported (GAAP)	22.4%	2.7%	9.5%
Divestitures	— pp	0.4 pp	0.2 pp
Acquisitions	(5.9)	(1.4)	(3.0)
Currency	6.0	6.4	6.4

Organic (Non-GAAP)	22.5%	8.1%	13.1%

Vol/Mix	10.2 pp	2.4 pp	5.1 pp
Pricing	12.3	5.7	8.0

	Emerging Markets	Developed Markets	Mondelēz International
For the Six Months Ended June 30, 2022
Reported (GAAP)	$5,770	$9,268	$15,038
Acquisitions	(251)	(153)	(404)
Currency	277	440	717

Organic (Non-GAAP)	$5,796	$9,555	$15,351

For the Six Months Ended June 30, 2021
Reported (GAAP)	$4,856	$9,024	$13,880
Divestitures	—	(14)	(14)

Organic (Non-GAAP)	$4,856	$9,010	$13,866

% Change
Reported (GAAP)	18.8%	2.7%	8.3%
Divestitures	- pp	0.2 pp	0.2 pp
Acquisitions	(5.1)	(1.7)	(2.9)
Currency	5.7	4.8	5.1

Organic (Non-GAAP)	19.4%	6.0%	10.7%

Vol/Mix	9.9 pp	1.3 pp	4.3 pp
Pricing	9.5	4.7	6.4

Schedule 5a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit / Operating Income

(in millions of U.S. dollars)

(Unaudited)

	For the Three Months Ended June 30, 2022
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$7,274	$2,641	36.3%	$927	12.7%
Simplify to Grow Program	—	11		22
Mark-to-market (gains)/losses from derivatives	—	109		109
Acquisition integration costs and contingent consideration adjustments	—	1		37
Acquisition-related costs	—	—		5
Divestiture-related costs	—	1		5
Remeasurement of net monetary position	—	—		10
Incremental costs due to war in Ukraine	—	(7)		(15)

Adjusted (Non-GAAP)	$7,274	$2,756	37.9%	$1,100	15.1%

Currency		149		66

Adjusted @ Constant FX (Non-GAAP)		$2,905		$1,166

	For the Three Months Ended June 30, 2021
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$6,642	$2,631	39.6%	$872	13.1%
Simplify to Grow Program	—	20		132
Intangible asset impairment charges	—	—		32
Mark-to-market (gains)/losses from derivatives	—	(21)		(20)
Acquisition integration costs and contingent consideration adjustments	—	1		2
Acquisition-related costs	—	—		17
Operating income from divestitures	(14)	(1)		(2)
Remeasurement of net monetary position	—	—		3
Impact from pension participation changes	—	18		44
Impact from resolution of tax matters	—	—		(5)

Adjusted (Non-GAAP)	$6,628	$2,648	40.0%	$1,075	16.2%

		Gross Profit		Operating Income
$ Change - Reported (GAAP)		$10		$55
$ Change - Adjusted (Non-GAAP)		108		25
$ Change - Adjusted @ Constant FX (Non-GAAP)		257		91

% Change - Reported (GAAP)		0.4%		6.3%
% Change - Adjusted (Non-GAAP)		4.1%		2.3%
% Change - Adjusted @ Constant FX (Non-GAAP)		9.7%		8.5%

Schedule 5b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit / Operating Income

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30, 2022
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$15,038	$5,624	37.4%	$2,021	13.4%
Simplify to Grow Program	—	21		53
Intangible asset impairment charges	—	—		78
Mark-to-market (gains)/losses from derivatives	—	81		82
Acquisition integration costs and contingent consideration adjustments	—	1		69
Acquisition-related costs	—	—		26
Divestiture-related costs	—	2		6
Remeasurement of net monetary position	—	—		15
Incremental costs due to war in Ukraine	—	37		128

Adjusted (Non-GAAP)	$15,038	$5,766	38.3%	$2,478	16.5%

Currency		288		155

Adjusted @ Constant FX (Non-GAAP)		$6,054		$2,633

	For the Six Months Ended June 30, 2021
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$13,880	$5,597	40.3%	$2,155	15.5%
Simplify to Grow Program	—	35		254
Intangible asset impairment charges	—	—		32
Mark-to-market (gains)/losses from derivatives	—	(137)		(138)
Acquisition integration costs and contingent consideration adjustments	—	1		3
Acquisition-related costs	—	—		24
Operating income from divestitures	(14)	(1)		(2)
Gain on acquisition	—	—		(9)
Remeasurement of net monetary position	—	—		8
Impact from pension participation changes	—	19		45
Impact from resolution of tax matters	—	—		(5)

Adjusted (Non-GAAP)	$13,866	$5,514	39.8%	$2,367	17.1%

		Gross Profit		Operating Income
$ Change - Reported (GAAP)		$27		$(134)
$ Change - Adjusted (Non-GAAP)		252		111
$ Change - Adjusted @ Constant FX (Non-GAAP)		540		266

% Change - Reported (GAAP)		0.5%		(6.2)%
% Change - Adjusted (Non-GAAP)		4.6%		4.7%
% Change - Adjusted @ Constant FX (Non-GAAP)		9.8%		11.2%

Schedule 6a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Earnings and Tax Rate

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Three Months Ended June 30, 2022
	Operating Income	Benefit plan non- service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Loss on equity method investment transactions	Equity method investment net losses / (earnings)	Non- controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$927	$(30)	$98	$859	$201	23.4%	$8	$(98)	$1	$747	$0.54
Simplify to Grow Program	22	(1)	—	23	6		—	—	—	17	0.01
Mark-to-market (gains)/losses from derivatives	109	—	(19)	128	14		—	—	—	114	0.08
Acquisition integration costs and contingent consideration adjustments	37	—	—	37	1		—	—	—	36	0.03
Acquisition-related costs	5	—	—	5	2		—	—	—	3	—
Divestiture-related costs	5	—	—	5	1		—	—	—	4	—
Remeasurement of net monetary position	10	—	—	10	—		—	—	—	10	0.01
Impact from pension participation changes	—	—	(2)	2	—		—	—	—	2	—
Incremental costs due to war in Ukraine	(15)	—	—	(15)	—		—	—	—	(15)	(0.01)
Initial impacts from enacted tax law changes	—	—	—	—	(9)		—	—	—	9	0.01
Loss on equity method investment transactions	—	—	—	—	—		(8)	—	—	8	0.01
Equity method investee items	—	—	—	—	(2)		—	12	—	(10)	(0.01)

Adjusted (Non-GAAP)	$1,100	$(31)	$77	$1,054	$214	20.3%	$—	$(86)	$1	$925	$0.67

Currency										73	0.05

Adjusted @ Constant FX (Non-GAAP)										$998	$0.72

Diluted Average Shares Outstanding											1,389

	For the Three Months Ended June 30, 2021
	Operating Income	Benefit plan non -service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Gain on equity method investment transactions	Equity method investment net losses / (earnings)	Non- controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$872	$(54)	$58	$868	$398	45.9%	$(502)	$(107)	$1	$1,078	$0.76
Simplify to Grow Program	132	(1)	—	133	35		—	—	—	98	0.07
Intangible asset impairment charges	32	—	—	32	8		—	—	—	24	0.02
Mark-to-market (gains)/losses from derivatives	(20)	—	(3)	(17)	4		—	—	—	(21)	(0.02)
Acquisition integration costs and contingent consideration adjustments	2	—	—	2	1		—	—	—	1	—
Acquisition-related costs	17	—	—	17	3		—	—	—	14	0.01
Net earnings from divestitures	(2)	—	—	(2)	(3)		—	10	—	(9)	—
Remeasurement of net monetary position	3	—	—	3	—		—	—	—	3	—
Impact from pension participation changes	44	14	(3)	33	7		—	—	—	26	0.02
Impact from resolution of tax matters	(5)	—	2	(7)	(1)		—	—	—	(6)	—
Initial impacts from enacted tax law changes	—	—	—	—	(95)		—	—	—	95	0.07
Gain on equity method investment transactions	—	—	—	—	(125)		502	—	—	(377)	(0.27)
Equity method investee items	—	—	—	—	1		—	(5)	—	4	—

Adjusted (Non-GAAP)	$1,075	$(41)	$54	$1,062	$233	21.9%	$—	$(102)	$1	$930	$0.66

Diluted Average Shares Outstanding											1,416

(1)	Taxes were computed for each of the items excluded from the company’s GAAP results based on the facts and tax assumptions associated with each item.

Schedule 6b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Earnings and Tax Rate

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Six Months Ended June 30, 2022
	Operating Income	Benefit plan non- service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Loss on equity method investment transactions	Equity method investment net losses / (earnings)	Non- controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$2,021	$(63)	$266	$1,818	$411	22.6%	$13	$(215)	$7	$1,602	$1.15
Simplify to Grow Program	53	(1)	—	54	13		—	—	—	41	0.03
Intangible asset impairment charges	78	—	—	78	19		—	—	—	59	0.04
Mark-to-market (gains)/losses from derivatives	82	—	(18)	100	19		—	—	—	81	0.06
Acquisition integration costs and contingent consideration adjustments	69	—	(3)	72	51		—	—	—	21	0.02
Acquisition-related costs	26	—	—	26	3		—	—	—	23	0.02
Divestiture-related costs	6	—	—	6	1		—	—	—	5	—
Remeasurement of net monetary position	15	—	—	15	—		—	—	—	15	0.01
Impact from pension participation changes	—	—	(5)	5	1		—	—	—	4	—
Incremental costs due to war in Ukraine	128	—	—	128	(2)		—	—	—	130	0.09
Loss on debt extinguishment and related expenses	—	—	(129)	129	31		—	—	—	98	0.07
Initial impacts from enacted tax law changes	—	—	—	—	(9)		—	—	—	9	0.01
Loss on equity method investment transactions					—		(13)	—	—	13	0.01
Equity method investee items	—	—	—	—	(5)		—	13	—	(8)	(0.01)

Adjusted (Non-GAAP)	$2,478	$(64)	$111	$2,431	$533	21.9%	$—	$(202)	$7	$2,093	$1.50

Currency										158	0.12

Adjusted @ Constant FX (Non-GAAP)										$2,251	$1.62

Diluted Average Shares Outstanding											1,393

	For the Six Months Ended June 30, 2021
	Operating Income	Benefit plan non -service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Gain on equity method investment transactions	Equity method investment net losses / (earnings)	Non- controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$2,155	$(98)	$276	$1,977	$610	30.9%	$(495)	$(185)	$8	$2,039	$1.44
Simplify to Grow Program	254	(1)	—	255	66		—	—	—	189	0.13
Intangible asset impairment charges	32	—	—	32	8		—	—	—	24	0.02
Mark-to-market (gains)/losses from derivatives	(138)	—	(4)	(134)	(18)		—	—	—	(116)	(0.08)
Acquisition integration costs and contingent consideration adjustments	3	—	—	3	1		—	—	—	2	—
Acquisition-related costs	24	—	—	24	4		—	—	—	20	0.01
Net earnings from divestitures	(2)	—	—	(2)	(6)		—	24	—	(20)	(0.01)
Gain on acquisition	(9)	—	—	(9)	(2)		—	—	—	(7)	—
Remeasurement of net monetary position	8	—	—	8	—		—	—	—	8	—
Impact from pension participation changes	45	14	(6)	37	8		—	—	—	29	0.02
Impact from resolution of tax matters	(5)	—	2	(7)	(1)		—	—	—	(6)	—
Loss on debt extinguishment and related expenses	—	—	(137)	137	34		—	—	—	103	0.07
Initial impacts from enacted tax law changes	—	—	—	—	(99)		—	—	—	99	0.07
Gain on equity method investment transactions	—	—	—	—	(125)		495	—	—	(370)	(0.26)
Equity method investee items	—	—	—	—	3		—	(62)	—	59	0.04

Adjusted (Non-GAAP)	$2,367	$(85)	$131	$2,321	$483	20.8%	$—	$(223)	$8	$2,053	$1.45

Diluted Average Shares Outstanding											1,419

(1)	Taxes were computed for each of the items excluded from the company’s GAAP results based on the facts and tax assumptions associated with each item.

Schedule 7a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	For the Three Months Ended June 30,
	2022	2021	$ Change	% Change
Diluted EPS attributable to Mondelēz International (GAAP)	$0.54	$0.76	$(0.22)	(28.9)%
Simplify to Grow Program	0.01	0.07	(0.06)
Intangible asset impairment charges	—	0.02	(0.02)
Mark-to-market (gains)/losses from derivatives	0.08	(0.02)	0.10
Acquisition integration costs and contingent consideration adjustments	0.03	—	0.03
Acquisition-related costs	—	0.01	(0.01)
Remeasurement of net monetary position	0.01	—	0.01
Impact from pension participation changes	—	0.02	(0.02)
Incremental costs due to war in Ukraine	(0.01)	—	(0.01)
Initial impacts from enacted tax law changes	0.01	0.07	(0.06)
(Gain)/loss on equity method investment transactions	0.01	(0.27)	0.28
Equity method investee items	(0.01)	—	(0.01)

Adjusted EPS (Non-GAAP)	$0.67	$0.66	$0.01	1.5%
Impact of unfavorable currency	0.05	—	0.05

Adjusted EPS @ Constant FX (Non-GAAP)	$0.72	$0.66	$0.06	9.1%

Adjusted EPS @ Constant FX—Key Drivers
Increase in operations			$0.04
Impact from acquisitions			0.01
Change in benefit plan non-service income			—
Change in interest and other expense, net			(0.01)
Change in equity method investment net earnings			(0.01)
Change in income taxes			0.02
Change in shares outstanding			0.01

			$0.06

Schedule 7b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	For the Six Months Ended June 30,
	2022	2021	$ Change	% Change
Diluted EPS attributable to Mondelēz International (GAAP)	$1.15	$1.44	$(0.29)	(20.1)%
Simplify to Grow Program	0.03	0.13	(0.10)
Intangible asset impairment charges	0.04	0.02	0.02
Mark-to-market (gains)/losses from derivatives	0.06	(0.08)	0.14
Acquisition integration costs and contingent consideration adjustments	0.02	—	0.02
Acquisition-related costs	0.02	0.01	0.01
Net earnings from divestitures	—	(0.01)	0.01
Remeasurement of net monetary position	0.01	—	0.01
Impact from pension participation changes	—	0.02	(0.02)
Incremental costs due to war in Ukraine	0.09	—	0.09
Loss on debt extinguishment and related expenses	0.07	0.07	—
Initial impacts from enacted tax law changes	0.01	0.07	(0.06)
(Gain)/loss on equity method investment transactions	0.01	(0.26)	0.27
Equity method investee items	(0.01)	0.04	(0.05)

Adjusted EPS (Non-GAAP)	$1.50	$1.45	$0.05	3.4%
Impact of unfavorable currency	0.12	—	0.12

Adjusted EPS @ Constant FX (Non-GAAP)	$1.62	$1.45	$0.17	11.7%

Adjusted EPS @ Constant FX—Key Drivers
Increase in operations			$0.14
Impact from acquisitions			0.01
Change in benefit plan non-service income			(0.01)
Change in interest and other expense, net			0.02
Change in equity method investment net earnings			(0.01)
Change in income taxes			(0.01)
Change in shares outstanding			0.03

			$0.17

Schedule 8a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Segment Data

(in millions of U.S. dollars)

(Unaudited)

	For the Three Months Ended June 30, 2022
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items		Mondelēz International
Net Revenue
Reported (GAAP)	$876		$1,535		$2,626		$2,237		$—	$—	$—	$—		$7,274
Divestitures	—		—		—		—		—	—	—	—		—

Adjusted (Non-GAAP)	$876		$1,535		$2,626		$2,237		$—	$—	$—	$—		$7,274

Operating Income
Reported (GAAP)	$90		$211		$380		$454		$(109)	$(62)	$(32)		$(5)	$927
Simplify to Grow Program	1		3		8		13		—	(3)	—	—		22
Mark-to-market (gains)/losses from derivatives	—		—		—		—		109	—	—	—		109
Acquisition integration costs and contingent consideration adjustments	—		—		36		1		—	—	—	—		37
Acquisition-related costs	—		—		—		—		—	—	—	5		5
Divestiture-related costs	1		—		—		—		—	4	—	—		5
Remeasurement of net monetary position	10		—		—		—		—	—	—	—		10
Incremental costs due to war in Ukraine	—		—		(15)		—		—	—	—	—		(15)

Adjusted (Non-GAAP)	$102		$214		$409		$468		$—	$(61)	$(32)	$—		$1,100
Currency	(3)		19		52		1		—	(3)	—	—		66

Adjusted @ Constant FX (Non-GAAP)	$99		$233		$461		$469		$—	$(64)	$(32)	$—		$1,166

$ Change - Reported (GAAP)	$36		$(2)		$(33)		$155		n/m	$16	$—	n/m		$55
$ Change - Adjusted (Non-GAAP)	46		(2)		(58)		27		n/m	12	—	n/m		25
$ Change - Adjusted @ Constant FX (Non-GAAP)	43		17		(6)		28		n/m	9	—	n/m		91
% Change - Reported (GAAP)	66.7%		(0.9)%		(8.0)%		51.8%		n/m	20.5%	0.0%	n/m		6.3%
% Change - Adjusted (Non-GAAP)	82.1%		(0.9)%		(12.4)%		6.1%		n/m	16.4%	0.0%	n/m		2.3%
% Change - Adjusted @ Constant FX (Non-GAAP)	76.8%		7.9%		(1.3)%		6.3%		n/m	12.3%	0.0%	n/m		8.5%

Operating Income Margin
Reported %	10.3%		13.7%		14.5%		20.3%							12.7%
Reported pp change	2.2	pp	(1.0	)pp	(2.2	)pp	5.7	pp						(0.4	)pp
Adjusted %	11.6%		13.9%		15.6%		20.9%							15.1%
Adjusted pp change	3.2	pp	(1.1	)pp	(3.3	)pp	(0.6	)pp						(1.1	)pp

	For the Three Months Ended June 30, 2021
	Latin America	AMEA	Europe	North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$669	$1,452	$2,474	$2,047	$—	$—	$—	$—	$6,642
Divestitures	—	(14)	—	—	—	—	—	—	(14)

Adjusted (Non-GAAP)	$669	$1,438	$2,474	$2,047	$—	$—	$—	$—	$6,628

Operating Income
Reported (GAAP)	$54	$213	$413	$299	$20	$(78)	$(32)	$(17)	$872
Simplify to Grow Program	4	5	10	109	—	4	—	—	132
Intangible asset impairment charges	—	—	—	32	—	—	—	—	32
Mark-to-market (gains)/losses from derivatives	—	—	—	—	(20)	—	—	—	(20)
Acquisition integration costs and contingent consideration adjustments	—	—	—	1	—	1	—	—	2
Acquisition-related costs	—	—	—	—	—	—	—	17	17
Operating income from divestitures	—	(2)	—	—	—	—	—	—	(2)
Remeasurement of net monetary position	3	—	—	—	—	—	—	—	3
Impact from pension participation changes	—	—	44	—	—	—	—	—	44
Impact from resolution of tax matters	(5)	—	—	—	—	—	—	—	(5)

Adjusted (Non-GAAP)	$56	$216	$467	$441	$—	$(73)	$(32)	$—	$1,075

Operating Income Margin
Reported %	8.1%	14.7%	16.7%	14.6%					13.1%
Adjusted %	8.4%	15.0%	18.9%	21.5%					16.2%

Schedule 8b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Segment Data

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30, 2022
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$1,702		$3,402		$5,561		$4,373		$—	$—	$—	$—	$15,038
Divestitures	—		—		—		—		—	—	—	—	—

Adjusted (Non-GAAP)	$1,702		$3,402		$5,561		$4,373		$—	$—	$—	$—	$15,038

Operating Income
Reported (GAAP)	$193		$483		$757		$872		$(82)	$(112)	$(64)	$(26)	$2,021
Simplify to Grow Program	1		6		15		28		—	3	—	—	53
Intangible asset impairment charges	—		78		—		—		—	—	—	—	78
Mark-to-market (gains)/losses from derivatives	—		—		—		—		82	—	—	—	82
Acquisition integration costs and contingent consideration adjustments	—		—		68		1		—	—	—	—	69
Acquisition-related costs	—		—		—		—		—	—	—	26	26
Divestiture-related costs	2		—		—		—		—	4	—	—	6
Remeasurement of net monetary position	15		—		—		—		—	—	—	—	15
Incremental costs due to war in Ukraine	—		—		128		—		—	—	—	—	128

Adjusted (Non-GAAP)	$211		$567		$968		$901		$—	$(105)	$(64)	$—	$2,478
Currency	3		29		129		2		—	(6)	(2)	—	155

Adjusted @ Constant FX (Non-GAAP)	$214		$596		$1,097		$903		$—	$(111)	$(66)	$—	$2,633

$ Change - Reported (GAAP)	$63		$(92)		$(213)		$303		n/m	$30	$6	n/m	$(134)
$ Change - Adjusted (Non-GAAP)	68		8		(73)		78		n/m	24	6	n/m	111
$ Change - Adjusted @ Constant FX (Non-GAAP)	71		37		56		80		n/m	18	4	n/m	266
% Change - Reported (GAAP)	48.5%		(16.0)%		(22.0)%		53.3%		n/m	21.1%	8.6%	n/m	(6.2)%
% Change - Adjusted (Non-GAAP)	47.6%		1.4%		(7.0)%		9.5%		n/m	18.6%	8.6%	n/m	4.7%
% Change - Adjusted @ Constant FX (Non-GAAP)	49.7%		6.6%		5.4%		9.7%		n/m	14.0%	5.7%	n/m	11.2%

Operating Income Margin
Reported %	11.3%		14.2%		13.6%		19.9%						13.4%
Reported pp change	1.6	pp	(3.8	)pp	(4.6	)pp	5.8	pp					(2.1	)pp
Adjusted %	12.4%		16.7%		17.4%		20.6%						16.5%
Adjusted pp change	1.7	pp	(0.9	)pp	(2.2	)pp	0.1	pp					(0.6	)pp

	For the Six Months Ended June 30, 2021
	Latin America	AMEA	Europe	North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$1,338	$3,197	$5,321	$4,024	$—	$—	$—	$—	$13,880
Divestitures	—	(14)	—	—	—	—	—	—	(14)

Adjusted (Non-GAAP)	$1,338	$3,183	$5,321	$4,024	$—	$—	$—	$—	$13,866

Operating Income
Reported (GAAP)	$130	$575	$970	$569	$138	$(142)	$(70)	$(15)	$2,155
Simplify to Grow Program	10	(14)	26	220	—	12	—	—	254
Intangible asset impairment charges	—	—	—	32	—	—	—	—	32
Mark-to-market (gains)/losses from derivatives	—	—	—	—	(138)	—	—	—	(138)
Acquisition integration costs and contingent consideration adjustments	—	—	—	2	—	1	—	—	3
Acquisition-related costs	—	—	—	—	—	—	—	24	24
Operating income from divestitures	—	(2)	—	—	—	—	—	—	(2)
Gain on acquisition	—	—	—	—	—	—	—	(9)	(9)
Remeasurement of net monetary position	8	—	—	—	—	—	—	—	8
Impact from pension participation changes	—	—	45	—	—	—	—	—	45
Impact from resolution of tax matters	(5)	—	—	—	—	—	—	—	(5)

Adjusted (Non-GAAP)	$143	$559	$1,041	$823	$—	$(129)	$(70)	$—	$2,367

Operating Income Margin
Reported %	9.7%	18.0%	18.2%	14.1%					15.5%
Adjusted %	10.7%	17.6%	19.6%	20.5%					17.1%

Schedule 9

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Cash Provided by Operating Activities to Free Cash Flow

(in millions of U.S. dollars)

(Unaudited)

	For the Six Months Ended June 30,
	2022	2021	$ Change
Net Cash Provided by Operating Activities (GAAP)	$1,967	$1,792	$175
Capital Expenditures	(385)	(410)	25

Free Cash Flow (Non-GAAP)	$1,582	$1,382	$200